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Exhibit 10.73

HORIZON GROUP PROPERTIES, L.P.
COMMON UNIT AWARD AGREEMENT

        THIS COMMON UNIT AWARD AGREEMENT (this "Agreement") is made as of September    , 2002 (the "Issue Date"), by and between Horizon Group Properties, L.P., a Delaware limited partnership (the "Partnership"), Horizon Group Properties, Inc., a Maryland corporation, in its capacity as the general partner of the Partnership (the "General Partner"), and                        (the "Grantee"). Capitalized terms used herein but not defined herein have the meaning ascribed thereto in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 15, 1998, as amended to date (the "Partnership Agreement").

        WHEREAS, the Partnership wishes to reward and incentivize the Grantee, who performs valuable services for the benefit of the Partnership, by making the Grantee a Limited Partner and issuing Common Units in the Partnership (the "Common Units") to the Grantee; and

        WHEREAS, the Grantee desires to become a Limited Partner and receive such Common Units from the Partnership; and

        WHEREAS, THE General Partner consents to the Grantee becoming a Limited Partner and to the issuance of the Common Units to the Grantee.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

SECTION 1.    GRANT OF COMMON UNITS

        1.1    Grant.    The Partnership hereby issues to the Grantee, and the General Partner hereby consents to such issuance,            Common Units, subject to all of the terms and conditions of this Agreement and the Partnership Agreement, in exchange for prior services rendered to the Partnership (in accordance with Section 4.5 of the Partnership Agreement), such consideration equal to $2.75 per Common Unit for an aggregate consideration of $                        (the "Capital Account").

        1.2    Subscription.    The Grantee hereby subscribes for, and agrees to acquire, the Common Units specified above upon the terms, provisions and conditions set forth herein and in the Partnership Agreement, a copy of which has been delivered to the Grantee, together with a separate counterpart signature page (attached hereto as Annex A) to be signed by the Grantee, as a Limited Partner, and returned with this Agreement.

        1.3    Lock-Up.    During the period commencing on the Issue Date and ending on the one year anniversary of the Issue Date (the "Lock-Up Period"), the Grantee shall not have the right to convert all or any portion of the Common Units issued hereunder into common shares of beneficial interest, par value $.01 per share, of the General Partner (the "Common Shares"). Following the expiration of such Lock-Up Period, the Grantee shall have the Rights described in Section 8.6 of the Partnership Agreement.

SECTION 2.    REPRESENTATIONS AND WARRANTIES

        2.1    Representations and Warranties.    The Grantee hereby represents and warrants to and agrees with the Partnership as follows:

          (a)  Each of the representations and warranties set forth in Section 3.3 of the Partnership Agreement are true and correct with respect to the Grantee as of the Issue Date.

          (b)  The Common Units will be purchased for the account of the Grantee for investment only and not with a view to, nor with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. The Grantee acknowledges that the Common Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, or the securities or real estate syndication laws of any state or other jurisdiction, and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available. The Grantee acknowledges that the Partnership does not have any intention of registering the Common Units under the Securities Act or of supplying the information necessary for the Grantee to sell any Common Units; that Rule 144 under the Securities Act will not be available as a basis for exemption from registration of any Common Units thereunder; and that the Partnership shall be organized and operated so as to be exempt from registration under the Investment Company Act of 1940, as amended, and from the provisions of that statute designed to protect investors.

          (c)  The Grantee also understands that the transfer of any of the Common Units is subject to restrictions contained in the Partnership Agreement as well as the restrictions set forth in this Agreement.

          (d)  The Grantee acknowledges that (i) he has no obligation whatsoever to invest in any Common Units, (ii) his investment in any Common Units is not in any way whatsoever a condition of continued employment with the Partnership or any entity affiliated with the Partnership, (iii) neither the offer to the Grantee of the opportunity to invest in the Common Units, nor this Agreement, nor the Partnership Agreement shall be deemed to constitute a contract of employment or to impose any obligation upon the Partnership, the General Partner or any of their affiliates to continue to employ the Grantee, and (iv) nothing stated or implied in this Agreement or in the Partnership Agreement shall be construed to abrogate, amend or otherwise affect any rights or obligations with respect to employment which the Partnership, the General Partner or any of their affiliates of the Grantee may otherwise have by agreement or under law.

          (e)  The Grantee acknowledges that he has been furnished a copy of the Partnership Agreement, has carefully read and understands the provisions of the Partnership Agreement, has had the opportunity to ask questions of the Partnership and has received answers from the Partnership concerning the provisions of the Partnership Agreement and the terms and conditions of the offering of Common Units to the Grantee. The Grantee further acknowledges that he has been furnished information regarding the activities of the Partnership, has had the opportunity to ask questions of the Partnership concerning such activities, and is satisfied with all such information and such answers as he has received. The Grantee acknowledges that no representation has been made by the General Partner or otherwise by or on behalf of the Partnership as to any current value of the assets held by the Partnership or as to any prospective return on investment in Common Units of the Partnership. The Grantee further acknowledges that he has not relied, in connection with the investment in Common Units, upon any representations, warranties or agreements other than those set forth in this Agreement and the Partnership Agreement. The Grantee further acknowledges that he provides services to the Partnership on a regular basis and that, in such capacity, the Grantee has access to all such information, and has such experience and involvement in connection with the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to subscribe for the Common Units specified above in this Agreement.

          (f)    This Agreement, and any other documents executed and delivered by the Grantee in connection herewith, have been duly executed and delivered by the Grantee and are the legal, valid and binding obligations of the Grantee enforceable in accordance with their respective terms.

          (g)  The execution and delivery of this Agreement, and any other documents executed and delivered by the Grantee in connection herewith do not, and the performance and consummation of the terms and transactions set forth or contemplated herein, therein or in the Partnership Agreement will not, contravene or result in a default under any provision of existing law or regulations to which the Grantee is subject, or any indenture, mortgage or other agreement or instrument to which the Grantee is a party or by which he is bound and does not require on the part of the Grantee any approval, authorization, license or filing from or with any foreign, federal or state or municipal board or agency.

          (h)  The Grantee acknowledges that none of the Partnership, the General Partner nor any of their affiliates is rendering any tax, legal or financial advice or recommendation to invest in the Partnership. The Grantee has been informed that he should consult his own tax, legal and financial advisors to the extent the Grantee seeks advice regarding these matters.

          (i)    The Grantee is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act for the reason or reasons specified by the Grantee below the Grantee's name on the signature page hereto.

          (j)    So long as the Grantee holds any Common Units or has the right to acquire any Common Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to direct or indirect ownership of Common Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to the Partnership or the General Partner or to comply with requirements of any other appropriate taxing authority.

          (k)  The Grantee shall indemnify and hold the Partnership harmless from and against any and all loss, cost, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Grantee in this Agreement or any other document furnished by it to the Partnership in connection with its ownership of Common Units, including, without limitation, the Partnership Agreement.

SECTION 3.    MISCELLANEOUS

        3.1    Survival of Representations; Severability.    All the agreements, representations and warranties made by the Grantee in this Agreement shall survive the execution and delivery hereof. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties made herein were false when made or has, as a result of changes in circumstances, become false. Every provision of this Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

        3.2    Location.    Unless otherwise indicated, the address on the signature page of this document is the legal residence of the Grantee and all offers and communications in connection with the offering of the Common Units subscribed to herein have been conducted at such address or at the offices of the Partnership.

        3.3    Arbitration.    All disputes, claims or controversies arising out of or relating to this Agreement, or any other agreement executed and delivered pursuant to this Agreement, or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor. The parties understand and agree that this arbitration provision shall apply equally to claims of fraud or fraud in the inducement. The arbitration shall be held at a location convenient to the parties in Chicago, Illinois before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

        The parties covenant and agree that the arbitration shall commence within 120 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than 14 business days before the date of the arbitration, the identity of all persons that may testify at the arbitration, a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert, and a summary of the expert's opinions and the basis for said opinions. The arbitrator's decision and award shall be made and delivered within 60 days of the conclusion of the arbitration. The abitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

        The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 3.3 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 3.3 shall be enforceable in any court of competent jurisdiction.

        Subject to the second sentence of the immediately preceding paragraph, the parties shall bear their own attorneys' fees, costs and expenses in connection with the arbitration and the parties will share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc.; provided, however, that the arbitrator, upon a determination that a party acted in bad faith in connection with the subject matter of the arbitration, may require such party to pay some or all of the expenses of the other party, including reasonable expenses of attorneys, financial experts and other witnesses and the portion of the arbitration fees and expenses of the arbitrators otherwise allocable to such other party.

        3.4    Governing Law.    This Agreement and all legal relations, claims or obligations arising out of this transaction shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

        3.5    Notices and Demands.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Partnership of the General Partner:	Horizon Group Properties, Inc. 77 West Wacker Drive, Suite 4200 Chicago, IL 60601 Attention: Chief Financial Officer
To the Grantee:	At the address or facsimile number shown on the Signature pages hereto.

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

        3.6    Counterparts.    This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement may be delivered via facsimile transmission, with the intention that they shall have the same effect as an original counterpart hereof.

        3.7    Limitation of Liability.    The Grantee hereby acknowledges that no member, officer, manager, director, agent or sponsor of the Partnership, the General Partner or any of their affiliates shall have personal liability hereunder or under the Partnership Agreement for any acts taken by such person in connection with the transactions contemplated hereby, except for acts which constitute willful misconduct.

        3.8    Nontransferability.    Neither this Agreement nor any Common Units granted hereunder may be transferred in any manner without the prior written consent of the Partnership, which consent may be withheld in its sole discretion; provided, however, that the following transfers of Common Units are permitted: (a) transfers upon the death of Grantee by operation of law; (b) transfers to the Partnership; and (c) transfers in connection with transactions approved by the board of directors of the General Partner.

        3.9    Entire Agreement.    The Partnership Agreement is incorporated herein by reference. This Agreement and the Partnership Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

        3.10    Amendments.    This Agreement may be amended only by a writing executed by the Grantee, the Partnership and the General Partner.

        3.11    Tax Withholding.    The Grantee shall pay to the Partnership or make arrangements satisfactory to the General Partner for payment of any federal, state, and local taxes required by law to be withheld on account of the issuance of the Common Units hereunder.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HORIZON GROUP PROPERTIES, L.P.
By:	Horizon Group Properties, Inc., Its General Partner
By:	Name: Gary J. Skoien Title: President
HORIZON GROUP PROPERTIES, INC.
By:	Name: Gary J. Skoien Title: President

[GRANTEE SIGNATURE PAGE]

GRANTEE:
Signature
Print Name
Social Security Number:
Address:

Section 2(i) Representation. Please initial or check ALL of the boxes which correctly describe the Grantee.

    The Grantee is a natural person: (i) whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

    The Grantee is a natural person who is a director or executive officer (as defined below) of either or both of the Partnership or the General Partner. As used herein, "executive officer" shall mean the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Partnership or the General Partner.

ANNEX A

COUNTERPART SIGNATURE PAGE OF
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP OF
HORIZON GROUP PROPERTIES, L.P.

LIMITED PARTNER SIGNATURE PAGE

        The undersigned, desiring to become a limited partner of Horizon Group Properties, L.P., a Delaware limited partnership (the "Partnership"), hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 15, 1998, as amended to date (the "Partnership Agreement"). The undersigned hereby agrees to all the provisions of the Partnership Agreement, and agrees that this signature page may be attached to any counterpart copy of the Partnership Agreement.

Signature
Print Name
Date: Effective as of September , 2002
Address:

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  Exhibit 10.73